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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT:  February 17, 1998


                         GRAND HAVANA ENTERPRISES, INC.
           (Exact name of the registrant as specified in its charter)


        DELAWARE                         0-24828                   95-4428370
(State or other jurisdiction           (Commission               (IRS Employer
    of Incorporation)                  File Number)               I.D. Number)


  1990 WESTWOOD BLVD., LOS ANGELES, CA                             90025
(Address of principal executive offices)                         (Zip Code)


                                 (310) 475-5600
                         Registrant's telephone number,
                              including area code


                                      N/A
          (Former name or former address, if changed from last report)


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ITEM 9.    SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.


        On February 17, 1998, Grand Havana Enterprises, Inc. (the "Company") concluded a Regulation S offering of 1,200 units, each unit consisting of 1,000 shares of Common Stock and one warrant to purchase 1,000 shares of Common Stock exercisable at an exercise price of $.30 per share (the "Warrant") for aggregate gross proceeds to the Company of $300,000. Pursuant to its terms, the shares of common stock issuable upon its exercise, and the exercise price therefor, will not be subject to dilution in the event a reverse stock split is effected by the Company. The Warrant is exercisable for a period of five years commencing February 20, 1998. All of the units were sold to one non-U.S. investor. In connection with this offering, the Company paid a placement fee to Baytree Associates, Incorporated, the selling agent, of 8% and a non-accountable expense allowance of 2% of the gross proceeds. This offering was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                         GRAND HAVANA ENTERPRISES, INC.


Date:  February 26, 1998                 BY:  /s/ HARRY SHUSTER
                                            ----------------------------
                                            Harry Shuster
                                            Chief Executive Officer